UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2021

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 East Sunrise Blvd., Suite 1204 Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 607-6393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 23, 2021, Clinigence Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Nutex Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Subsidiary”), Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex”), Micro Hospital Holding LLC, a Texas limited liability company (“MHH”) (solely for the purposes of certain Sections), Nutex Health LLC (solely for the purposes of certain Sections) and Thomas Vo, M.D., not individually but in his capacity as the representative of the equityholders of Nutex (the “Nutex Representative”). The Merger Agreement is attached hereto as Exhibit 99.1.

Under the terms of the Merger Agreement, Merger Subsidiary will merge with and into Nutex, with Nutex becoming a wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Merger Agreement, Nutex has entered into certain Contribution Agreements with holders of equity interests (“Nutex Owners”) of subsidiaries and affiliates of Nutex and MHH (the “Nutex Subsidiaries”) pursuant to which such Nutex Owners have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”).

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the effective time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex to finance such redemptions.

The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to the aggregate EBITDA of Nutex and the contributing percentages of the Nutex Subsidiaries for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”). The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (a) ten times TTM EBITDA (minus the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, including any new debt incurred to finance the redemptions of Nutex Membership Interests divided by (b) $2.80 (the “Merger Consideration”).

The transaction was approved by the Board of Directors of the Company. Consummation of the Merger is subject to various closing conditions, including, among other things, approval by the stockholders of the Company and listing of the Company Common Stock on the Nasdaq Capital Market.

Each of the Company and Nutex has made various representations and warranties and covenants in the Merger Agreement to the other party thereto. MHH is a party for purposes of certain covenants and Nutex covenants to enforce the contribution agreements in the Contribution Transaction and to compel MHH and its affiliates to effect the contribution required, including to cause MHH and all equity owners of MHH to contribute such equity owner’s direct or indirect interest in the applicable Nutex Subsidiary to Nutex under the terms of the contribution agreement. In addition, Nutex Health LLC has guaranteed Nutex’s obligations under the Merger Agreement, including prompt and complete payment in full as and when payable by Nutex.

2

The Company will be required to pay a termination fee of one percent (1%) of the total Merger Consideration in the event that (i) a Parent Alternative Proposal (as defined in the Merger Agreement) is made to the Company stockholders or otherwise publicly disclosed, (ii) (A) the Company terminates the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) or if the Company’s stockholders do not approve the Merger or (B) Nutex terminates the Merger Agreement if an Adverse Recommendation Change (as defined in the Merger Agreement) occurred, if the Company’s stockholders do not approve the Merger or the Board changes its recommendation to the Company’s stockholders to approve the Merger and (iii) within 12 months after the termination of the Merger Agreement, the Company enters into or consummates an Alternative Proposal.

The Merger Agreement provides that Thomas Vo, M.D., current Chief Executive Officer of Nutex, and Warren Hosseinion, M.D., current Chief Executive Officer of the Company, will be the Chief Executive Officer and President, respectively, of the Company upon closing of the Merger. The Board of Directors of the Company after completion of the Merger will include Thomas Vo and Warren Hosseinion and other appointees of Nutex.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed herewith as Exhibit 99.1 and which is incorporated herein by reference.

The foregoing description of the Merger Agreement and the Merger and other transactions contemplated thereby may contain forward-looking statements, including information about management’s view of future expectations, plans and prospects for the Company and projections concerning the combined organization following the Merger. In particular, words such as “predicts,” “believes,” “expects,” “intends,” “seeks,” “estimates,” “plans,” “anticipates” and “is projected to” and similar conditional expressions and future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements. In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, undue reliance should not be placed on these forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also undertakes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in any of the Company’s other subsequent Securities and Exchange Commission (“SEC”) filings.

3

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval. In connection with the proposed transaction, the Company intends to prepare and file with the SEC a proxy statement and other documents with respect to the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE. THESE ITEMS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the proxy statement and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.clinigencehealth.com.

The Company and its directors and executive officers and Nutex and its officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, and additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction, if and when they become available. These documents will be available free of charge on the SEC’s website and from the Company using the sources indicated above.

The Company’s filings with the SEC, including the Annual Report, the Proxy Statement and the Quarterly Report, are available at the SEC’s website at www.sec.gov. Copies of certain of the Company’s agreements with these related parties are publicly available as exhibits to the Company’s public filings with the SEC and accessible at the SEC’s website.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2021, the Board approved an amendment to the employment agreement between Accountable Healthcare America, Inc., a subsidiary of the Company acquired by merger (as such employment agreement has been assumed by the Company) and Dr. Warren Hosseinion, Chief Executive Officer of the Company (the “Employment Agreement Amendment”).

In connection with the Employment Agreement Amendment, the Company is obligated to pay to Dr. Hosseinion a tax gross-up payment for any Internal Revenue Code Section 280G taxes that are triggered as a result of the Payments (as defined in the Employment Agreement Amendment).

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement Amendment which are attached as Exhibits 99.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 24, 2021, the Company issued a press release announcing the execution of the Merger Agreement. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.3.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section and is not to be incorporated by reference into any filings of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Agreement and Plan of Merger dated as of November 23, 2021 among Clinigence Holdings, Inc., Nutex Acquisition LLC, Nutex Health Holdco LLC, Micro Hospital Holding LLC (solely for the purposes of certain Sections ), Nutex Health LLC (solely for the purposes of certain Sections) and Thomas T. Vo in his capacity as the Nutex Representative
99.2	Employment Agreement Amendment dated as of November 22, 2021 between Clinigence Holdings, Inc., and Warren Hosseinion
99.3	Press Release dated November 24, 2021

4

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLINIGENCE HOLDINGS, INC.

Dated: November 24, 2021	By:	/s/ Michael Bowen
	Name: Title:	Michael Bowen Chief Financial Officer

5